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EXHIBIT (a)(v)
ARTICLES OF ADMENDMENT DATED 04/26/2002_

                              ARTICLES OF AMENDMENT
                                       OF
                            USLIFE INCOME FUND, INC.

     USLIFE INCOME FUND, INC., a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

     1. The charter of the Corporation is hereby amended as follows:

     The name of the Corporation is hereby changed to Boulder Growth & Income Fund, Inc.

     2. This amendment to the charter of the Corporation has been approved by the directors and shareholders.

     3. This amendment to the charter of the Corporation shall be effective as of April 29, 2002.

Dated:  April 26, 2002

     We, the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.


/s/ Stephen C. Miller
Stephen C. Miller
President


/s/ Stephanie Kelley
Stephanie Kelley
Secretary

Boulder Growth & Income Fund, Inc.
1680 38th Street, Suite 800
Boulder, CO 80301